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                    [LETTERHEAD OF RYKA INC. APPEARS HERE]

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                              Notice of Postponed
                        Annual Meeting of Shareholders
                                 July 8, 1996
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To Our Shareholders:

     The 1996 Annual Meeting of Shareholders of RYKA Inc. (the "Company") which was scheduled for Wednesday, June 19, 1996 has been postponed and will be held at the executive offices of the Company, 555 South Henderson Road, Suite B, King of Prussia, Pennsylvania 19406, on Monday, July 8, 1996, at 10:00 A.M. At the postponed meeting, the Company will transact the same items of business as it intended to transact at the original meeting. These items of business were listed in the original Notice of Annual Meeting of Shareholders and are more fully described in the Proxy Statement sent to you on or around May 22, 1996.

     You are cordially invited to attend the postponed meeting in person. Whether or not you expect to attend the postponed meeting in person, you are urged to sign and date the proxy, if you have not done so already, which was enclosed in the materials sent to you on or around May 22, 1996 and return it promptly in the envelope provided for that purpose. If you have already signed and returned the proxy, you do not need to do anything further. If you wish to change the proxy, please contact Investor Relations at the Company at (610) 337-2200, and new proxy materials will be sent to you.

                                   By the Order of the Board of Directors



                                   STEVEN A. WOLF
                                   Secretary


June 13, 1996